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Exhibit 10.14

AMENDMENT NO. 2
TO
ZENITH NATIONAL INSURANCE CORP.
1996 EMPLOYEE STOCK OPTION PLAN

        ZENITH NATIONAL INSURANCE CORP. (the "Company") hereby amends the 1996 Employee Stock Option Plan (the "Plan") with reference to the following facts:

          1.    On March 7, 1996, the Board of Directors of the Company (the "Board") adopted the Plan subject to the approval of the stockholders of the Company, which approval was obtained on May 22, 1996. Upon such approval, a total of 2,176,000 shares of the common stock of the Company, par value $1 per share (the "Common Stock") were initially reserved for issuance under the Plan.

          2.    On December 8, 1998, the Board adopted Amendment No. 1 to the Plan, subject to the approval of the stockholders of the Company, which approval was obtained on May 20, 1999. Pursuant to Amendment No. 1 to the Plan, 250,000 shares were added to the number of shares of Common Stock reserved for issuance for awards under the Plan.

          3.    On February 13, 2001, the Board adopted, subject to the approval of the stockholders of the Company, Amendment No. 2 to the Plan, which approval was obtained on May 24, 2001.

        Now, therefore, Section 3 of the Plan is hereby further amended by increasing the total number of shares of Common Stock reserved and available for grant pursuant to new awards under the Plan by an additional 250,000 shares, so that an aggregate of 2,676,000 shares are reserved for issuance under the Plan.

        In Witness Whereof, the Company has executed this Amendment No. 2 to the Plan as of this 24th day of May 2001.

ZENITH NATIONAL INSURANCE CORP.
By:	/s/ Stanley R. Zax Stanley R. Zax Chairman and President.

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AMENDMENT NO. 2 TO ZENITH NATIONAL INSURANCE CORP. 1996 EMPLOYEE STOCK OPTION PLAN